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                                                                   Exhibit 23.4

                  CONSENT OF CRAWFORD, PIMENTEL & CO., INC.,
                            INDEPENDENT ACCOUNTANTS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3) and related Prospectus of IONA Technologies PLC for the registration of the number of ordinary shares contemplated thereby and to the incorporation by reference therein of our report dated August 8, 2000, with respect to the financial statements of Netfish Technologies, Inc. for the year ended December 31, 1999 included in the Report on Form 6-K of IONA Technologies PLC filed with the Securities and Exchange Commission on August 7, 2001.

                                          /s/ CRAWFORD, PIMENTEL & CO., INC.


Crawford, Pimental & Co., Inc.
San Jose, California

February 27, 2002